   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 2001

                                                           REGISTRATION NO.
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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         CONSUMERS ENERGY COMPANY             CONSUMERS ENERGY COMPANY FINANCING V      CONSUMERS ENERGY COMPANY FINANCING VI
(Exact name of registrant as specified in  (Exact name of registrant as specified in  (Exact name of registrant as specified in
                its charter)                              its charter)                               its charter)
                 MICHIGAN                                   DELAWARE                                   DELAWARE
     (State or other jurisdiction of            (State or other jurisdiction of            (State or other jurisdiction of
      incorporation or organization)             incorporation or organization)             incorporation or organization)
                38-2726431                                 52-7194937                                 52-7193813
   (I.R.S. Employer Identification No.)       (I.R.S. Employer Identification No.)       (I.R.S. Employer Identification No.)

         212 WEST MICHIGAN AVENUE                   212 WEST MICHIGAN AVENUE                   212 WEST MICHIGAN AVENUE
         JACKSON, MICHIGAN 49201                    JACKSON, MICHIGAN 49201                    JACKSON, MICHIGAN 49201
              (517) 788-0351                             (517) 788-0351                             (517) 788-0351
    (Address, including zip code, and          (Address, including zip code, and          (Address, including zip code, and
telephone number, including area code, of  telephone number, including area code, of  telephone number, including area code, of
 registrant's principal executive office)   registrant's principal executive office)   registrant's principal executive office)
                                                         ALAN M. WRIGHT
                                                   EXECUTIVE VICE PRESIDENT,
                                                  CHIEF FINANCIAL OFFICER AND
                                                  CHIEF ADMINISTRATIVE OFFICER
                                                    CONSUMERS ENERGY COMPANY
                                                    212 WEST MICHIGAN AVENUE
                                                     JACKSON,MICHIGAN 49201
                                                         (517) 788-0351
              (Name, address, including zip code, and telephone number, including area code, of agent for service)

  It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                          MICHAEL D. VAN HEMERT, ESQ.
                           ASSISTANT GENERAL COUNSEL
                             CMS ENERGY CORPORATION
                              FAIRLANE PLAZA SOUTH
                       330 TOWN CENTER DRIVE, SUITE 1100
                            DEARBORN, MICHIGAN 48126
                                 (313) 436-9602
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   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                               ------------------

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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     TITLE OF EACH CLASS OF         AMOUNT TO BE   PROPOSED MAXIMUM OFFERING PROPOSED MAXIMUM AGGREGATE         AMOUNT OF
   SECURITIES TO BE REGISTERED    REGISTERED(1)(2)  PRICE PER UNIT(1)(2)(3)   OFFERING PRICE(1)(2)(3)   REGISTRATION FEE(1)(2)(3)
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Senior Notes of Consumers Energy
 Company(4)......................
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Subordinated Debentures of
 Consumers Energy Company(4).....
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Trust Preferred Securities of
 Consumers Energy Company
 Financing V.....................
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Trust Preferred Securities of
 Consumers Energy Company
 Financing VI....................
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Guarantee of Consumers Energy
 Company with respect to Trust
 Preferred Securities of
 Consumers Energy Company
 Financing V and Consumers Energy
 Company Financing VI(5).........
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Total(6).........................   $450,000,000             100%                  $450,000,000                 $112,500
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(1) There are being registered hereunder such presently indeterminate principal amount of Senior Notes and Subordinated Debentures, as well as shares of Trust Preferred Securities of Consumers Energy Company Financing V and Consumers Energy Company Financing VI, as may from time to time be issued at indeterminate prices.
(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(o) under the Securities Act of 1933 which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(3) Exclusive of accrued interest and distributions, if any.
(4) The Senior Notes or Subordinated Debentures may be purchased by, and constitute assets of, Consumers Energy Company Financing V or Consumers Energy Company Financing VI, and may later be distributed under certain circumstances to holders of Trust Preferred Securities.
(5) The Registration Statement is deemed to include the obligations of Consumers Energy Company under the guarantee and certain backup undertakings under:
    (1) the subordinated debt indenture pursuant to which the subordinated debentures will be issued or the senior debt indenture pursuant to which the senior notes will be issued; (2) the subordinated debentures or the senior notes; and (3) the declaration of trust of Consumers Energy Company Financing V and Consumers Energy Company Financing VI, including Consumers Energy Company's obligations under such subordinated debt indenture or senior debt indenture to pay costs, expenses, debts and liabilities of the trust (other than with respect to the trust preferred securities and the common securities of Consumers Energy Company Financing V or Consumers Energy Company Financing VI), which taken together provide a full and unconditional guarantee of amounts due on the trust preferred securities. No separate consideration will be received for the guarantee and such backup undertakings. The guarantee is not traded separately.
(6) Pursuant to Rule 429 of the Securities, as amended, the prospectus contained herein also relates to the Senior Notes, Subordinated Debentures, Guarantees and Trust Preferred Securities of Consumers Energy Company V and VI, Guarantees, Stock Purchase contracts and Stock Purchase Units of the registrant previously registered under in the Registration statement on Form S-3 (File Number 333-62500) of which $50,000,000 is being carried forward. The filing fee associated with the securities and previously paid with the earlier registration statement is $12,500.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER TO SALE IS NOT PERMITTED.

                            CONSUMERS ENERGY COMPANY

                                  SENIOR NOTES
                            SUBORDINATED DEBENTURES
                                   GUARANTEES

                                      AND

                      CONSUMERS ENERGY COMPANY FINANCING V
                     CONSUMERS ENERGY COMPANY FINANCING VI
                           TRUST PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                            CONSUMERS ENERGY COMPANY

                          OFFERING PRICE: $500,000,000
                            ------------------------

     We may offer, from time to time:

     - secured senior debt, unsecured senior debt or unsecured subordinated debt securities consisting of debentures, notes and other unsecured evidence of indebtedness; and

     - guarantees of Consumers Energy Company with respect to trust preferred securities of Consumers Energy Company Financing V and Consumers Energy Company Financing VI.

     For each type of securities listed above, the amount, price and terms will be determined at or prior to the time of sale.

     Consumers Energy Company Financing V and Consumers Energy Company Financing VI, which are Delaware business trusts, may offer trust preferred securities. The trust preferred securities represent preferred undivided beneficial interests in the assets of Consumers Energy Company Financing V and Consumers Energy Company Financing VI in amounts, at prices and on terms to be determined at or prior to the time of sale.

     We will provide the specific terms of these securities in an accompanying prospectus supplement or supplements. You should read this prospectus and the accompanying prospectus supplement or supplements carefully before you invest.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     We intend to sell these securities through underwriters, dealers, agents or directly to a limited number of purchasers. The names of, and any securities to be purchased by or through, these parties, the compensation of these parties and other special terms in connection with the offering and sale of these securities will be provided in the related prospectus supplement or supplements.

     This prospectus may not be used to consummate sales of any of these securities unless accompanied by a prospectus supplement.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus. Consumers' business, financial condition, results of operations and prospects may have changed since such dates.

                      WHERE YOU CAN FIND MORE INFORMATION

     Consumers files reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document it files at the SEC's public reference room at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Consumers is "incorporating by reference" information into this prospectus. This means that Consumers is disclosing important information by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superceded by information in this prospectus. This prospectus incorporates by reference the documents set forth that Consumers has previously filed with the SEC. These documents contain important information about Consumers and its finances.

      SEC FILINGS (FILE NO. 1-5611)                                    PERIOD/DATE
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- Annual Report on Form 10-K..............    Year ended December 31, 2000
- Quarterly Reports of Form 10-Q..........    Quarters ended March 31, 2001, June 30, 2001, and September
                                              30, 2001
- Current Reports on Form 8-K.............    Filed February 23, 2001, June 22, 2001, July 12, 2001,
                                              August 1, 2001, August 31, 2001, and October 26, 2001

     The documents filed by Consumers with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this prospectus, but prior to its termination, are also incorporated by reference into this prospectus.

     Consumers will provide, upon your oral or written request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings at no cost, by writing or telephoning Consumers at the following address:

    Consumers Energy Company
    212 West Michigan Avenue
    Jackson, Michigan 49201
    Tel: (517) 788-0550
    Attention: Office of the Secretary

     You should rely only on the information contained or incorporated by reference in this prospectus. Consumers has not authorized anyone to provide you with information that is different from this information.

     Separate financial statements of the trusts have not been included in this prospectus. Consumers and the trusts do not consider such financial statements to be helpful because:

     - Consumers beneficially owns directly or indirectly all of the undivided beneficial interests in the assets of the trusts (other than the beneficial interests represented by the trust preferred securities).

       See "Consumers Energy Company Trusts," "Description of
       Securities -- Trust Preferred Securities" and "Description of Securities -- The Guarantees."

     - Consumers will guarantee the trust preferred securities such that the holders of the trust preferred securities, with respect to the payment of distributions and amounts upon liquidation, dissolution and winding-up, are at least in the same position with regard to the assets of Consumers as a preferred stockholder of Consumers.

     - in future filings under the Securities Exchange Act of 1934, an audited footnote to Consumers' annual financial statements will state that the trusts are wholly-owned by Consumers, that the sole assets of the trusts are the senior notes or the subordinated debentures of Consumers having a specified total principal amount, and, considered together, the back-up undertakings, including the guarantees, constitute a full and unconditional guarantee by Consumers of the trusts' obligations under the trust preferred securities issued by the trusts.

     - each trust is a newly created special purpose entity, has no operating history, no independent operations and is not engaged in, and does not propose to engage in, any activity other than as described under "Consumers Energy Company Trusts."

                            CONSUMERS ENERGY COMPANY

     Consumers, formed in Michigan in 1968, is the successor to a corporation organized in Maine in 1910 that conducted business in Michigan from 1915 to 1968.

     Consumers is a public utility that provides natural gas and/or electricity to almost six million of the approximately 9.9 million residents in Michigan's lower peninsula. Consumers' electric operations include the generation, purchase, transmission, distribution, and sale of electricity. Consumers provides electric services in 61 of the 68 counties of Michigan's lower peninsula. In 2000, Consumers' electric utility owned and operated 31 electric generating plants with an aggregate of 6,437 MW of capacity and served 1.69 million customers in Michigan's lower peninsula. Consumers' gas utility operations purchase, transport, store, distribute and sell natural gas. As of December 31, 2000, it was authorized to provide service in 54 of the 68 counties in Michigan's lower peninsula. Consumers' gas utility owned and operated over 24,383 miles of distribution mains and 1,108 miles of transmission lines throughout Michigan's lower peninsula, providing natural gas to 1.6 million customers. In 2000, Consumers' consolidated operating revenue was $3.935 billion. Of Consumers' operating revenue, 68% was generated from its electric utility business, 30% from its gas utility business, and 2% from its non-utility business.

     Consumers is subject to regulation by various federal, state, local and foreign governmental agencies. Consumers is subject to the jurisdiction of the Michigan Public Service Commission, which regulates public utilities in Michigan with respect to retail utility rates, accounting, utility services, certain facilities and various other matters. The Federal Energy Regulatory Commission ("FERC") also has jurisdiction under the Natural Gas Act over Michigan Gas Storage Company, a subsidiary of Consumers, relating, among other things, to the construction of facilities and to service provided and rates charged by Michigan Gas Storage. Some of Consumers' gas business is also subject to regulation of FERC, including a blanket transportation tariff pursuant to which Consumers can transport gas in interstate commerce. Certain of Consumers' electric operations are also subject to regulation by FERC, including compliance with FERC's accounting rules and other regulations applicable to "public utilities" and "licensees," the transmission of electric energy in interstate commerce and the rates and charges for the sale of electric energy at wholesale and transmission of electric energy in interstate commerce, the consummation of certain mergers, the sale of certain facilities, the construction, operation and maintenance of hydroelectric projects and the issuance of securities, as provided by the Federal Power Act. Consumers is subject to the jurisdiction of the Nuclear Regulatory Commission ("NRC") with respect to the design, construction and operation of its Palisades nuclear power plant and the decommissioning of its closed Big Rock power plant. Consumers is also subject to NRC jurisdiction with respect to certain other uses of nuclear material.

     The foregoing information concerning Consumers does not purport to be comprehensive. For additional information concerning Consumers' business and affairs, including their capital requirements and external financing plans, pending legal and regulatory proceedings and descriptions of certain laws and regulations to which those companies are subject, prospective purchasers should refer to the Incorporated Documents. See "Where You Can Find More Information" above.

     The address of the principal executive offices of Consumers Energy Company is 212 West Michigan Avenue, Jackson, Michigan 49201. Its telephone number is
(517) 788-0550.

                        CONSUMERS ENERGY COMPANY TRUSTS

     Consumers Energy Company Financing V and Consumers Energy Company Financing VI are statutory business trusts created under the Delaware Business Trust Act by way of:

     - Declaration of Trust executed by Consumers, as sponsor, and the trustees of the trusts and

     - the filing of certificates of trust with the Secretary of State of the State of Delaware.

     At the time of public issuance of the trust preferred securities, each Declaration of Trust will be amended and restated in its entirety and will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. Consumers will directly or indirectly acquire common securities of each trust in a total liquidation amount of at least 3% of the total capital of the trust. Each trust exists for the exclusive purposes of:

     - issuing the trust preferred securities and common securities representing undivided beneficial interests in the assets of the trust;

     - investing the gross proceeds of the common securities and the trust preferred securities in the senior notes or subordinated debentures; and

     - engaging in only those other activities necessary or incidental thereto.

     Each trust has a term of approximately 55 years, but may terminate earlier as provided in the amended and restated Declaration of Trust.

     The proceeds from the offering of the trust preferred securities and the sale of the common securities may be used by each trust to purchase from Consumers senior notes or subordinated debentures in a total principal amount equal to the total liquidation preference of the common securities and the trust preferred securities. The Consumers notes or debentures would bear interest at an annual rate equal to the annual distribution rate of the common securities and the trust preferred securities and would have certain redemption terms that correspond to the redemption terms for the common securities and the trust preferred securities. The senior notes will rank on an equal basis with all other unsecured debt of Consumers except subordinated debt. The subordinated debentures will rank subordinate in right of payment to all of Consumers' senior indebtedness (as defined in this prospectus). Distributions on the common securities and the trust preferred securities may not be made unless each trust receives corresponding interest payments on the senior notes or the subordinated debentures from Consumers. Consumers will irrevocably guarantee, on a senior or subordinated basis, as applicable, and to the extent set forth in the guarantee, with respect to each of the common securities and the trust preferred securities, the payment of distributions, the redemption price, including all accrued or deferred and unpaid distributions, and payment on liquidation, but only to the extent of funds on hand. Each guarantee will be unsecured and will be either equal to or subordinate to, as applicable, all senior indebtedness, of Consumers. Upon the occurrence of certain events (subject to the conditions to be described in an accompanying prospectus supplement) each trust may be liquidated and the holders of the common securities and the trust preferred securities could receive senior notes or subordinated debentures in lieu of any liquidating cash distribution.

     Pursuant to the amended and restated Declaration of Trust, the number of trustees of each trust will initially be four. Two of the trustees will be persons who are employees or officers of or who are affiliated with Consumers and will be referred to as the regular trustees. The third trustee will be a financial institution that is unaffiliated with Consumers, which trustee will serve as property trustee under the applicable amended and restated Declaration of Trust and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act of 1939. Initially, The Bank of New York, a New York banking corporation, will be the property trustee until removed or replaced by the holder of the common securities. For the purpose of compliance with the provisions of the Trust Indenture Act of 1939, The Bank of New York will also act as guarantee trustee. The fourth trustee, The Bank of New York (Delaware), will act as the Delaware trustee for the purposes of the Delaware Business Trust Act, until removed or replaced by the holder of the common securities. See "Description of Securities -- The Guarantees."

     The property trustee will hold title to the applicable senior notes or subordinated debenture for the benefit of the holders of the common securities and the trust preferred securities and the property trustee will have the power to exercise all rights, powers and privileges under the applicable indentures as the holder of the senior notes or subordinated debenture. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the senior notes or subordinated debentures for the benefit of the holders of the common securities and the trust preferred securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the common securities and the trust preferred securities out of funds from the segregated non-interest bearing bank account. The guarantee trustee will hold the guarantees for the benefit of the holders of the common securities and the trust preferred securities. Consumers, as the direct or indirect holder of all the common securities, will have the right to appoint, remove or replace any of the trustees. Consumers will also have the right to increase or decrease the number of trustees, as long as the number of trustees shall be at least three, a majority of which shall be regular trustees. Consumers will pay all fees and expenses related to the trusts and the offering of the common securities and the trust preferred securities.

     The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, are set forth in the applicable amended and restated Declaration of Trust, the Delaware Business Trust Act and the Trust Indenture Act of 1939.

     The trustee for each trust in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

     The principal place of business of each trust will be c/o Consumers Energy Company, 212 West Michigan Avenue, Jackson, Michigan 49201.

                                USE OF PROCEEDS

     The proceeds received by each of the trusts from the sale of its trust preferred securities or the common securities will be invested in the senior notes or the subordinated debentures. As will be more specifically set forth in the applicable prospectus supplement, Consumers will use those borrowed amounts and the net proceeds from the sale of senior notes or subordinated debentures offered hereby for its general corporate purposes, including capital expenditures, investment in subsidiaries, working capital and repayment of debt. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any prospectus supplement will be described in the appropriate prospectus supplement.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The ratios of earnings to fixed charges and the ratios of earnings to fixed charges and preferred stock dividends for each of the years ended December 31, 1996 through 2000 and the nine months ended September 30, 2001 and 2000, are as follows:

                                                NINE MONTHS
                                                   ENDED
                                               SEPTEMBER 30,         YEAR ENDED DECEMBER 31
                                               -------------   ----------------------------------
                                               2001    2000    2000   1999   1998     1997   1996
                                               -----   -----   ----   ----   ----     ----   ----
Ratio of earnings to:(a)
Fixed charges................................  1.65    2.89    3.06   3.46   3.16(b)  3.31   3.27
Fixed charges & preferred stock dividends....  1.37    2.41    2.57   2.99   2.52(c)  2.61   2.54

---------------

(a) For purposes of computing the ratio, earnings represent net income before income taxes, net interest charges and the estimated interest portions of lease rentals, plus distributed income of equity investees less earnings from minority interests of equity investees. Earnings for the ratio of earnings to fixed charges and preferred stock dividends also includes the amount required to pay distributions on preferred securities and the amount of pretax earnings required to pay the dividends on outstanding preferred stock.

(b) Excludes a cumulative effect of change in accounting after-tax gain of $43 million; if included, ratio would be 3.52.

(c) Excludes a cumulative effect of change in accounting after-tax gain of $43 million: if included, ratio would be 2.81.

                           DESCRIPTION OF SECURITIES

INTRODUCTION

     Specific terms of the debt securities consisting of the senior notes and subordinated debentures, or the trust preferred securities, or any combination of these securities, the irrevocable guarantees of Consumers, with respect to each of the common securities and the preferred securities of the trust, for which this prospectus is being delivered, will be set forth in an accompanying prospectus supplement or supplements. The prospectus supplement will set forth with regard to the particular offered securities, without limitation, the following:

     - in the case of debt securities, the designation, total principal amount, denomination, maturity, premium, if any, any exchange, conversion, redemption or sinking fund provisions, interest rate (which may be fixed or variable), the time or method of calculating interest payments, the right of Consumers, if any, to defer payment or interest on the debt securities and the maximum length of such deferral, put options, if any, public offering price, ranking, any listing on a securities exchange and other specific terms of the offering; and

     - in the case of trust preferred securities, the designation, number of shares, liquidation preference per security, initial public offering price, any listing on a securities exchange, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any voting rights, any redemption, exchange, conversion or sinking fund provisions and any other rights, preferences, privileges, limitations or restrictions relating to a specific series of the trust preferred securities including a description of the Consumers guarantee, as the case may be.

DEBT SECURITIES

     Senior notes will be issued under a senior debt indenture. The subordinated debentures will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures."

     The following briefly summarizes the material provisions of the indentures and the debt securities. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement. Copies of the indentures may be obtained from Consumers or the applicable trustee.

     Unless otherwise provided in the applicable prospectus supplement, the trustee under the senior debt indenture will be The Chase Manhattan Bank and the trustee under the subordinated debt indenture will be The Bank of New York.

General

     The indentures provide that debt securities of Consumers may be issued in one or more series, with different terms, in each case as authorized on one or more occasions by Consumers.

     Federal income tax consequences and other special considerations applicable to any debt securities issued by Consumers at a discount will be described in the applicable prospectus supplement.

     The applicable prospectus supplement relating to any series of debt securities will describe the following terms, where applicable:

     - the title of the debt securities;

     - whether the debt securities will be senior or subordinated debt;

     - the total principal amount of the debt securities;

     - the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

     - the maturity date or dates;

     - the interest rate or the method of computing the interest rate;

     - the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

     - the location where payments on the debt securities will be made;

     - the terms and conditions on which the debt securities may be redeemed at the option of Consumers;

     - any obligation of Consumers to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

     - any provisions for the discharge of Consumers' obligations relating to the debt securities by deposit of funds or United States government obligations;

     - whether the debt securities are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

     - any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

     - any additional amounts with respect to the debt securities that Consumers will pay to a non-United States person because of any tax, assessment or governmental charge withheld or deducted and, if so, any option of Consumers to redeem the debt securities rather than paying these additional amounts;

     - any additional events of default; and

     - any other specific terms of the debt securities.

Concerning the Trustees

     Each of The Chase Manhattan Bank, the trustee under the senior debt indenture for the senior notes, and The Bank of New York, the trustee under the subordinated debt indenture for the subordinated debentures, is one of a number of banks with which Consumers and its subsidiaries maintain ordinary banking relationships, including credit facilities.

Exchange and Transfer

     Debt securities may be presented for exchange. Registered debt securities may be presented for registration of transfer at the offices and, subject to the restrictions set forth in the debt security and in the applicable prospectus supplement, without service charge, but upon payment of any taxes or other governmental charges due in connection with the transfer, subject to any limitations contained in the applicable indenture. Debt securities in bearer form and any related coupons, will be transferable by delivery.

Payment

     Distributions on the debt securities in registered form will be made at the office or agency of the applicable trustee in the Borough of Manhattan, the City of New York or its other designated office. However, at the option of Consumers, payment of any interest may be made by check or by wire transfer. Payment of any interest due on debt securities in registered form will be made to the persons in whose name the debt securities are registered at the close of business on the record date for such interest payments. Payments made in any other manner will be specified in the prospectus supplement.

Governing Law

     Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of Michigan unless the laws of another jurisdiction shall mandatorily apply. The rights, duties and obligations of the subordinated note trustee are governed by and construed in accordance with the laws of the State of New York.

SENIOR NOTES

General

     The following summaries of some important provisions of the senior note indenture (including its supplements by such reference) do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the senior note indenture. The senior note indenture is incorporated by reference in this prospectus and is available upon request to the senior note trustee. In addition, capitalized terms used in this section and not otherwise defined in this prospectus shall have the meaning given to them in the senior note indenture.

Security; Release Date

     Until the release date (as described in the next paragraph), the senior notes will be secured by one or more series of Consumers' first mortgage bonds issued and delivered by Consumers to the senior note trustee. See "Description of First Mortgage Bonds." Upon the issuance of a series of senior notes prior to the release date, Consumers will simultaneously issue and deliver to the senior note trustee, as security for all senior notes, a series of first mortgage bonds that will have the same stated maturity date and corresponding redemption provisions, and will be in the same total principal amount as the series of the senior notes being issued. Any series of first mortgage bonds securing senior notes may, but need not, bear interest. Any payment by Consumers to the senior note trustee of principal of, interest and/or premium, if any, on a series of first mortgage bonds will be applied by the senior note trustee to satisfy Consumers' obligations with respect to principal of, interest and/or premium, if any, on the corresponding senior notes.

     The "release date" will be the date that all first mortgage bonds of Consumers issued and outstanding under a mortgage indenture with The Chase Manhattan Bank as mortgage trustee, other than first mortgage bonds securing senior notes, have been retired (at, before or after their maturity) through payment, redemption or otherwise. On the release date, the senior note trustee will deliver to Consumers, for cancellation, all first mortgage bonds securing senior notes. Not later than 30 days thereafter, the senior note trustee will provide notice to all holders of senior notes of the occurrence of the release date. As a result, on the release date, the first mortgage bonds securing senior notes will cease to secure the senior notes. The senior notes will then become unsecured general obligations of Consumers and will rank equally with other unsecured indebtedness of Consumers. Each series of first mortgage bonds that secures senior notes will be secured by a lien on certain property owned by Consumers. See "Description of First Mortgage Bonds -- Priority and Security." Upon the payment or cancellation of any outstanding senior notes, the senior note trustee will surrender to Consumers for cancellation an equal principal amount of the related series of first mortgage bonds. Consumers will not permit, at any time prior to the release date, the total principal amount of first mortgage bonds securing senior notes held by the senior note trustee to be less than the total principal amount of senior notes outstanding. Following the release date, Consumers will cause the mortgage to be discharged and will not issue any additional first mortgage bonds under the mortgage. While Consumers will be precluded after the release date from issuing additional first mortgage bonds, it will not be precluded under the senior note indenture or senior notes from issuing or assuming other secured debt, or incurring liens on its property, except to the extent indicated below under "-- Certain Covenants of Consumers -- Limitation on Liens."

Events Of Default

     The following constitute events of default under senior notes of any series:

          (1) failure to pay principal of and premium, if any, on any senior note of such series when due;

          (2) failure to pay interest on any senior note of such series when due for 60 days;

          (3) failure to perform any other covenant or agreement of Consumers in the senior notes of such series for 90 days after written notice to Consumers by the senior note trustee or the holders of at least 33% in total principal amount of the outstanding senior notes;

          (4) prior to the release date, a default under the mortgage; provided, however, that the waiver or cure of such default and the rescission and annulment of the consequences under the mortgage will be a waiver of the corresponding event of default under the senior note indenture and a rescission and annulment of the consequences under the senior note indenture; and

          (5) certain events of bankruptcy, insolvency, reorganization, assignment or receivership of Consumers.

     If an event of default occurs and is continuing, either the senior note trustee or the holders of a majority in total principal amount of the outstanding senior notes may declare the principal amount of all senior notes to be due and payable immediately.

     The senior note trustee generally will be under no obligation to exercise any of its rights or powers under the senior note indenture at the request or direction of any of the holders of senior notes of such series unless those holders have offered to the senior note trustee reasonable security or indemnity. Subject to the provisions for indemnity and certain other limitations contained in the senior note indenture, the holders of a majority in principal amount of the outstanding senior notes of such series generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior note trustee, or of exercising any trust or power conferred on the senior note trustee. The holders of a majority in principal amount of the outstanding senior notes of such series generally will have the right to waive any past default or event of default (other than a payment default) on behalf of all holders of senior notes of such series.

     No holder of senior notes of a series may institute any action against Consumers under the senior note indenture unless:

          (1) that holder gives to the senior note trustee advance written notice of default and its continuance;

          (2) the holders of not less than a majority in total principal amount of senior notes of such series then outstanding affected by that event of default request the senior note trustee to institute such action;

          (3) that holder has offered the senior note trustee reasonable indemnity; and

          (4) the senior note trustee shall not have instituted such action within 60 days of such request.

     Furthermore, no holder of senior notes will be entitled to institute any such action if and to the extent that that action would disturb or prejudice the rights of other holders of senior notes of such series.

     Within 90 days after the occurrence of a default with respect to the senior notes of a series, the senior note trustee must give the holders of the senior notes of such series notice of any such default known to the senior note trustee, unless cured or waived. The senior note trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so except in the case of default in the payment of principal of, and interest and/or premium, if any, on any senior notes of such series. Consumers is required to deliver to the senior note trustee each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, Consumers is in compliance with the conditions and covenants under the senior note indenture.

Modification

     Consumers and the senior note trustee cannot modify and amend the senior note indenture without the consent of the holders of a majority in principal amount of the outstanding affected senior notes. Consumers and the senior note trustee cannot modify and amend the senior note indenture without the consent of the holder of each outstanding senior note of such series to:

          (1) change the maturity date of any senior note of such series;

          (2) reduce the rate (or change the method of calculation thereof) or extend the time of payment of interest on any senior note of such series;

          (3) reduce the principal amount of, or premium payable on, any senior note of such series;

          (4) change the coin or currency of any payment of principal of, and interest and/or premium on any senior note of such series;

          (5) change the date on which any senior note of such series may be redeemed or repaid at the option of its holder or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any senior note of such series;

          (6) impair the interest of the senior note trustee in the first mortgage bonds securing the senior notes of such series held by it or, prior to the release date, reduce the principal amount of any series of first mortgage bond securing the senior notes of such series to an amount less than the principal amount of the related series of senior notes or alter the payment provisions of such senior note mortgage bonds in a manner adverse to the holders of the senior notes; or

          (7) modify the senior notes of such series necessary to modify or amend the senior note indenture or to waive any past default to less than a majority.

     Consumers and the senior note trustee can modify and amend the senior note indenture without the consent of the holders in certain cases, including:

          (1) to add to the covenants of Consumers for the benefit of the holders or to surrender a right conferred on Consumers in the senior note indenture;

          (2) to add further security for the senior notes of such series;

          (3) to add provisions enabling Consumers to be released with respect to one or more series of outstanding senior notes from its obligations under the covenants upon satisfaction of conditions with respect to such series of senior notes;

          (4) to supply omissions, cure ambiguities or correct defects which actions, in each case, are not prejudicial to the interests of the holders in any material respect; or

          (5) to make any other change that is not prejudicial to the holders of senior notes of such series in any material respect.

     A supplemental indenture which changes or eliminates any covenant or other provision of the senior note indenture (or any supplemental indenture) which has expressly been included solely for the benefit of one or more series of senior notes, or which modifies the rights of the holders of senior notes of such series with respect to such covenant or provision, will be deemed not to affect the rights under the senior note indenture of the holders of senior notes of any other series.

Defeasance and Discharge

     The senior note indenture provides that Consumers will be discharged from any and all obligations in respect to the senior notes of such series and the senior note indenture (except for certain obligations such as obligations to register the transfer or exchange of senior notes, replace stolen, lost or mutilated senior notes and maintain paying agencies) if, among other things, Consumers irrevocably deposits with the senior note trustee, in trust for the benefit of holders of senior notes of such series, money or certain

United States government obligations, or any combination of money or government obligations. The payment of interest and principal on the deposits in accordance with their terms must provide money in an amount sufficient, without reinvestment, to make all payments of principal of, and any premium and interest on, the senior notes on the dates such payments are due in accordance with the terms of the senior note indenture and the senior notes of such series. If all of the senior notes of such series are not due within 90 days of such deposit by redemption or otherwise, Consumers must also deliver to the senior note trustee an opinion of counsel to the effect that the holders of the senior notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of that defeasance or discharge of the senior note indenture. Thereafter, the holders of senior notes must look only to the deposit for payment of the principal of, and interest and any premium on, the senior notes.

Consolidation, Merger and Sale or Disposition of Assets

     Consumers may consolidate with or merge into, or sell or otherwise dispose of its properties as or substantially as an entirety if:

          (1) the new corporation is a corporation organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia,

          (2) the new corporation assumes the due and punctual payment of the principal of and premium and interest on all the senior notes and the performance of every covenant of the senior note indenture to be performed or observed by Consumers, and

          (3) if prior to the release date, the new corporation assumes Consumers' obligations under the mortgage indenture with respect to first mortgage bonds securing senior notes.

     The conveyance or other transfer by Consumers of:

          (1) all or any portion of its facilities for the generation of electric energy,

          (2) all of its facilities for the transmission of electric energy, or

          (3) all of its facilities for the distribution of natural gas, in each case considered alone or in any combination with properties described in
     (1), (2) or (3) of this sentence, will not be considered a conveyance or other transfer of all the properties of Consumers, as or substantially as an entirety.

Certain Covenants Of Consumers

     Limitation on Liens

     So long as any senior notes are outstanding, Consumers may not issue, assume, guarantee or permit to exist after the release date any debt that is secured by any mortgage, security interest, pledge or lien (each a "lien") of or upon any operating property of Consumers, whether owned at the date of the senior note indenture or thereafter acquired, without in any such case effectively securing the senior notes (together with, if Consumers shall so determine, any other indebtedness of Consumers ranking equally with the senior notes) equally and ratably with such debt (but only so long as such debt is so secured). The foregoing restriction will not apply to:

          (1) liens on any operating property existing at the time of its acquisition (which liens may also extend to subsequent repairs, alterations and improvements to such operating property);

          (2) liens on operating property of a corporation existing at the time such corporation is merged into or consolidated with, or such corporation disposes of its properties (or those of a division) as or substantially as an entirety to, Consumers;

          (3) liens on operating property to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such liens are created or assumed contemporaneously with, or within 18 months after, such acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement;

          (4) liens in favor of any state or any department, agency or instrumentality or political subdivision of any state, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any debt (including, without limitation, obligations of Consumers with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving operating property of Consumers; or

          (5) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in clauses (1) through (4), provided, however, that the principal amount of debt secured thereby and not otherwise authorized by said clauses (1) to
     (4), inclusive, shall not exceed the principal amount of debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

     These restrictions will not apply to the issuance, assumption or guarantee by Consumers of debt secured by a lien which would otherwise be subject to the foregoing restrictions up to a total amount which, together with all other secured debt of Consumers (not including secured debt permitted under any of the foregoing exceptions) and the value of sale and lease-back transactions existing at such time (other than sale and lease-back transactions the proceeds of which have been applied to the retirement of certain indebtedness, sale and lease-back transactions in which the property involved would have been permitted to be subjected to a lien under any of the foregoing exceptions in clauses (1) to (5) and sale and lease-back transactions that are permitted by the first sentence of "Limitation on Sale and Lease-Back Transactions" below), does not exceed the greater of 15% of Net Tangible Assets or 15% of Capitalization.

     Limitation on Sale and Lease-Back Transactions

     So long as senior notes are outstanding, Consumers may not enter into or permit to exist after the release date any sale and lease-back transaction with respect to any operating property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchaser's commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of such operating property or the placing in operation of such operating property or of such operating property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if:

          (1) Consumers would be entitled under any of the provisions described in clauses (1) to (5) of the first sentence of the second paragraph under "Limitation on Liens" above to issue, assume, guarantee or permit to exist debt secured by a lien on such operating property without equally and ratably securing the senior notes,

          (2) after giving effect to such sale and lease-back transaction, Consumers could incur pursuant to the provisions described in the second sentence of the second paragraph under "Limitation on Liens," at least $1.00 of additional debt secured by liens (other than liens permitted by clause (1)), or

          (3) Consumers applies within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by its Board of Directors) of the operating property so leased to the retirement of senior notes or other debt of Consumers ranking equally with, the senior notes, subject to reduction for senior notes and such debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

Voting Of Senior Note Mortgage Bonds Held By the Senior Note Trustee

     The senior note trustee, as the holder of first mortgage bonds securing senior notes, will attend any meeting of bondholders under the mortgage indenture, or, at its option, will deliver its proxy in connection therewith as it relates to matters with respect to which it is entitled to vote or consent. So long as no event of default under the senior note indenture has occurred and is continuing, the senior note trustee will vote or consent:

          (1) in favor of amendments or modifications of the mortgage indenture of substantially the same tenor and effect as follows:

           - to eliminate the maintenance and replacement fund and to recover amounts of net property additions previously applied in satisfaction thereof so that the same would become available as a basis for the issuance of first mortgage bonds;

           - to eliminate sinking funds or improvement funds and to recover amounts of net property additions previously applied in satisfaction thereof so that the same would become available as a basis for the issuance of first mortgage bonds;

           - to eliminate the restriction on the payment of dividends on common stock and to eliminate the requirements in connection with the periodic examination of the mortgaged and pledged property by an independent engineer;

           - to permit first mortgage bonds to be issued under the mortgage indenture in a principal amount equal to 70% of unfunded net property additions instead of 60%, to permit sinking funds improvement funds requirements (to the extent not otherwise eliminated) under the Mortgage to be satisfied by the application of net property additions in an amount equal to 70% of such additions instead of 60%, and to permit the acquisition of property subject to certain liens prior to the lien of the Mortgage if the principal amount of indebtedness secured by such liens does not exceed 70% of the cost of such property instead of 60%;

           - to eliminate requirements that Consumers deliver a net earnings certificate for any purpose under the mortgage indenture;

           - to raise the minimum dollar amount of insurance proceeds on account of loss or damage that must be payable to the senior note trustee from $50,000 to an amount equal to the greater of (A) $5,000,000 and (B) three per centum (3%) of the total principal amount of first mortgage bonds outstanding;

           - to increase the amount of the fair value of property which may be sold or disposed of free from the lien of the mortgage indenture, without any release or consent by the senior note trustee, from not more than $25,000 in any calendar year to not more than an amount equal to the greater of (A) $5,000,000 and (B) three per centum (3%) of the total principal amount of first mortgage bonds then outstanding;

           - to permit certain mortgaged and pledged property to be released from the lien of the mortgage indenture if, in addition to certain other conditions, the senior note trustee receives purchase money obligations of not more than 70% of the fair value of such property instead of 60% and to eliminate the further requirement for the release of such property that the total principal amount of purchase money obligations held by the senior note trustee not exceed 20% of the principal amount of first mortgage bonds outstanding;

           - to eliminate the restriction prohibiting the mortgage trustee from applying cash held by it pursuant to the mortgage indenture to the purchase of bonds not otherwise redeemable at a price exceeding 110% of the principal of such bonds, plus accrued interest; and

          (2) with respect to any other amendments or modifications of the mortgage indenture, as follows: the senior note trustee shall vote all first mortgage bonds securing senior notes then held by it, or consent with respect thereto, proportionately with the vote or consent of the holders of all other first mortgage bonds outstanding under the mortgage indenture, the holders of which are eligible to vote or consent. However, the senior note trustee will not vote in favor of, or consent to, any amendment or modification of the mortgage which, if it were an amendment or modification of the senior note indenture, would require the consent of senior notes holders (as described under "Modification,") without the prior consent of holders of senior notes which would be required for such an amendment or modification of the senior note indenture.

Concerning The Senior Note Trustee

     The Chase Manhattan Bank is both the senior note trustee under the senior note indenture and the mortgage trustee under the mortgage indenture. Consumers and its affiliates maintain depositary and other normal banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank is also a lender to Consumers and its affiliates. The senior note indenture provides that Consumers' obligations to compensate the senior note trustee and reimburse the senior note trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the senior notes upon all property and funds held or collected by the senior note trustee as such.

DESCRIPTION OF FIRST MORTGAGE BONDS

General

     The first mortgage bonds securing senior notes are to be issued under a mortgage indenture as amended and supplemented by various supplemental indentures with The Chase Manhattan Bank, as the mortgage trustee. The statements herein concerning the mortgage indenture are an outline and do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the mortgage indenture, which is incorporated by reference herein. They make use of defined terms and are qualified in their entirety by express reference to the cited sections and articles of the mortgage indenture a copy of which will be available upon request to the senior note trustee.

     First mortgage bonds securing senior notes will be issued as security for Consumers' obligations under the senior note indenture and will be immediately delivered to and registered in the name of the senior note trustee. The first mortgage bonds securing senior notes will be issued as security for senior notes of a series and will secure the senior notes of that series until the release date. The senior note indenture provides that the senior note trustee shall not transfer any first mortgage bonds securing senior notes except to a successor trustee, to Consumers (as provided in the senior note indenture) or in compliance with a court order in connection with a bankruptcy or reorganization proceeding of Consumers. The senior note trustee shall generally vote the first mortgage bonds securing senior notes proportionately with what it believes to be the vote of all other first mortgage bonds then outstanding except in connection with certain amendments or modifications of the mortgage indenture, as described under "Description of Senior Notes Voting of Senior Note Mortgage Bonds Held by Senior Note Trustee."

     First mortgage bonds securing senior notes will correspond to the senior notes of its related series in respect of principal amount, interest rate, maturity date and redemption provisions. Upon payment of the principal or premium, if any, or interest on senior notes of a series, the related first mortgage bonds in a principal amount equal to the principal amount of such senior notes will, to the extent of such payment of principal, premium or interest, be deemed fully paid and the obligation of Consumers to make such payment shall be discharged.

Priority And Security

     The first mortgage bonds securing senior notes of any series will rank equally as to security with bonds of other series now outstanding or issued later under the mortgage indenture. This security is a direct first lien on substantially all of Consumers' property and franchises (other than certain property expressly excluded from the lien (such as cash, bonds, stock and certain other securities, contracts, accounts and bills receivables, judgments and other evidences of indebtedness, stock in trade, materials or supplies manufactured or acquired for the purpose of sale and/or resale in the usual course of business or consumable in the operation of any of the properties of Consumers, natural gas, oil and minerals, motor vehicles and certain real property listed in Schedule A to the mortgage indenture)). This lien is subject to excepted encumbrances (and certain other limitations) as defined and described in the mortgage indenture. It is also subject to certain provisions of Michigan law which provides that under certain circumstances, the State of Michigan's lien against property on which it has incurred costs related to any response activity that is subordinate to prior recorded liens can become superior to such prior liens pursuant to court order. The mortgage indenture permits, with certain limitations, the acquisition of property subject to prior liens and, under certain conditions, permits the issuance of additional indebtedness under such prior liens to the extent of 60% of net property additions made by Consumers to the property subject to such prior liens.

Release And Substitution Of Property

     The mortgage indenture provides that, subject to various limitations, property may be released from the lien thereof when sold or exchanged, or contracted to be sold or exchanged, upon the basis of:

     - cash deposited with the mortgage trustee;

     - bonds or purchase money obligations delivered to the mortgage trustee;

     - prior lien bonds delivered to the mortgage trustee or reduced or assumed by the purchaser;

     - property additions acquired in exchange for the property released; or

     - upon a showing that unfunded net property additions exist. The mortgage indenture also permits the withdrawal of cash upon a showing that unfunded net property additions exist or against the deposit of bonds or the application thereof to the retirement of bonds.

Modification Of Mortgage

     The mortgage indenture, the rights and obligations of Consumers and the rights of the bondholders may be modified by Consumers with the consent of the holders of 75% in principal amount of the bonds and of not less than 60% of the principal amount of each series affected. In general, however, no modification of the terms of payment of principal or interest and no modification affecting the lien or reducing the percentage required for modification is effective against any bondholder without the bondholder's consent. Consumers has reserved the right without any consent or other action by the holders of bonds of any series created after September 15, 1993 or by the holder of any senior note or exchange note, to amend the mortgage in order to substitute a majority in principal amount of bonds outstanding under the mortgage for the 75% requirement set forth above (and then only in respect of such series of outstanding bonds as shall be affected by the proposed action) and to eliminate the requirement for a series-by-series consent requirement.

Concerning The Mortgage Trustee

     The Chase Manhattan Bank is both the mortgage trustee under the mortgage indenture and the senior note trustee under the senior note indenture. Consumers and its affiliates maintain depositary and other normal banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank is also a lender to Consumers and its affiliates. The mortgage indenture provides that Consumers' obligations to compensate the mortgage trustee and reimburse the trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the first mortgage bonds securing senior notes upon all property and funds held or collected by the mortgage trustee as such.

     The mortgage trustee or the holders of 20% in total principal amount of the bonds may declare the principal due on default, but the holders of a majority in total principal amount may annul such declaration and waive the default if the default has been cured. Subject to certain limitations, the holders of a majority in total principal amount may generally direct the time, method and place of conducting any proceeding for the enforcement of the mortgage indenture. No bondholder has the right to institute any proceedings for the enforcement of the mortgage indenture unless that holder has given the mortgage trustee written notice of a default, the holders of 20% of outstanding bonds shall have tendered to the mortgage trustee reasonable security or indemnity against costs, expenses and liabilities and requested the mortgage trustee to take action, the mortgage trustee shall have declined to take action or failed to do so within sixty days and no inconsistent directions shall have been given by the holders of a majority in total principal amount of the bonds.

Defaults

     The mortgage defines the following as "defaults":

     - failure to pay principal when due;

     - failure to pay interest for sixty days;

     - failure to pay any installment of any sinking or other purchase fund for ninety days;

     - certain events in bankruptcy, insolvency or reorganization; and

     - failure to perform any other covenant for ninety days following written demand by the mortgage trustee for Consumers to cure such failure.

     Consumers has covenanted to pay interest on any overdue principal and (to the extent permitted by law) on overdue installments of interest, if any, on the bonds under the mortgage indenture at the rate of 6% per year. The mortgage indenture does not contain a provision requiring any periodic evidence to be furnished as to the absence of default or as to compliance with the terms thereof. However, Consumers is required by law to furnish annually to the trustee a certificate as to compliance with all conditions and covenants under the mortgage indenture.

SUBORDINATED DEBENTURES

     The subordinated debentures will be issued under the subordinated debt indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all "senior indebtedness" (as defined below) of Consumers.

     If Consumers defaults in the payment of any distributions on any senior indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Consumers cannot make a payment on account of or redeem or otherwise acquire the subordinated debentures. The subordinated debt indenture provisions described in this paragraph, however, do not prevent Consumers from making sinking fund payments in subordinated debentures acquired prior to the maturity of senior indebtedness or, in the case of default, prior to such default and notice thereof. If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Consumers, its creditors or its property, then all senior indebtedness must be paid in full before any payment may be made to any holders of subordinated debentures. Holders of subordinated debentures must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described above, directly to the holders of senior indebtedness until all senior indebtedness is paid in full.

     "Senior indebtedness" means distributions on the following, whether outstanding on the date of execution of the subordinated debt indenture or thereafter incurred, created or assumed:

     - indebtedness of Consumers for money borrowed by Consumers or evidenced by debentures (other than the subordinated debentures), notes, bankers' acceptances or other corporate debt securities or similar instruments issued by Consumers;

     - capital lease obligations of Consumers;

     - obligations of Consumers incurred for deferring the purchase price of property, with respect to conditional sales, and under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

     - obligations of Consumers with respect to letters of credit;

     - all indebtedness of others of the type referred to in the four preceding clauses assumed by or guaranteed in any manner by Consumers or in effect guaranteed by Consumers; or

     - renewals, extensions or refundings of any of the indebtedness referred to in the preceding three clauses unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same or the assumption or guarantee of the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the subordinated debt securities.

     The subordinated debt indenture does not limit the total amount of senior indebtedness that may be issued. As of September 30, 2001, senior indebtedness of Consumers totaled approximately $2,911 million.

Certain Covenants

     If debt securities are issued to a trust or a trustee of such trust in connection with the issuance of trust preferred securities of that trust, Consumers will covenant that it will not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Consumers' capital stock or (2) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of Consumers that rank equal (in the case of subordinated debentures) with or junior (in the case of senior and subordinated debentures) to that debt security (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by Consumers where the payment is made by way of securities (including capital stock) that rank equal with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) payments under the Consumers' guarantees of trust securities), if at such time (1) there shall have occurred any event of which Consumers has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an event of default under the indentures and (b) in respect of which Consumers shall not have taken reasonable steps to cure, (2) Consumers shall be in default with respect to its payment of any obligations under the guarantees or (3) Consumers will have given notice of its selection of an extension period as provided in the indentures with respect to the Debt Securities and will not have rescinded such notice, or such extension period, or any extension thereof, shall be continuing.

     Consumers will also covenant:

          (1) to maintain directly or indirectly 100% ownership of the common securities, provided that certain successors that are permitted pursuant to the indentures may succeed to Consumers' ownership of the common securities,

          (2) not to voluntarily dissolve, wind-up or liquidate the trust, except:

             (a) in connection with a distribution of the debt securities to the holders of the trust preferred securities in liquidation of such trust or

             (b) in connection with certain mergers, consolidations or amalgamations permitted by the amended and restated Declaration of Trust, and

          (3) to use its reasonable efforts, consistent with the terms and provisions of the amended and restated Declaration of Trust, to cause such trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

Events of Default

     The subordinated debt indenture provides that events of default regarding any series of subordinated debentures will be:

     - failure to pay required interest on any subordinated debentures of such series for 30 days;

     - failure to pay principal other than a scheduled installment payment or premium, if any, on any subordinated note of such series when due;

     - failure to make any required scheduled installment payment on subordinates notes of such series;

     - failure to perform for 60 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of subordinated debentures other than such series;

     - certain events of bankruptcy or insolvency, whether voluntary or not; and

     - if subordinated debentures are issued, such trust is voluntarily or involuntarily dissolved, wound-up or terminated, except in connection with the distribution of subordinated debentures to the holders of the common securities and the trust preferred securities in liquidation of the trust, the redemption of all outstanding trust securities of the trust and certain mergers, consolidation or amalgamations permitted by the declaration of that trust.

     If an event of default regarding subordinated debentures of any series issued should occur and be continuing, either the subordinated note trustee or the holders of 25% in the principal amount of outstanding subordinated debentures of such series may declare each subordinated note of that series due and payable.

     Holders of a majority in principal amount of the outstanding subordinated debentures of any series will be entitled to control certain actions of the subordinated note trustee and to waive past defaults regarding such series. The trustee generally will not be requested, ordered or directed by any of the holders of subordinated debentures, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity.

     Before any holder of any series of subordinated debentures may institute action for any remedy, except payment on such holder's subordinated debentures when due, the holders of not less than 25% in principal amount of the subordinated debentures of that series outstanding must request the subordinated note trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action.

     Consumers is required to annually furnish the subordinated note trustee a statement as to Consumers' compliance with all conditions and covenants under the subordinated debt indenture. The subordinated debt indenture provides that the subordinated note trustee may withhold notice to the holders of the subordinated debentures of any series of any default affecting such series, except payment on holders' subordinated debentures when due, if it considers withholding notice to be in the interests of the holders of the subordinated debentures of such series.

Consolidation, Merger or Sale of Assets

     The subordinated debt indenture provides that Consumers may consolidate with or merge into, or sell, lease or convey its property as an entirety or substantially as an entirety to, any other corporation if the new corporation assumes the obligations of Consumers under the subordinated debentures and the subordinated debt indenture and is organized and existing under the laws of the United States of America, any U.S. state or the District of Columbia.

Modification of the Indenture

     The subordinated debt indenture permits Consumers and the subordinated note trustee to enter into supplemental indentures without the consent of the holders of the subordinated debentures to establish the form and terms of any series of securities under the subordinated debt indentures.

     The subordinated debt indenture also permits Consumers and the subordinated note trustee, with the consent of the holders of at least a majority in total principal amount of the subordinated debentures of all series then outstanding and affected (voting as one class), to change in any manner the provisions of the subordinated debt indenture or modify in any manner the rights of the holders of the subordinated debentures of each such affected series. Consumers and the relevant trustee may not, without the consent of the holder of each subordinated debenture affected, enter into any supplemental indenture to:

     - change the time of payment of the principal;

     - reduce the principal amount of such subordinated debentures;

     - reduce the rate or change the time of payment of interest on such subordinated debentures;

     - impair the right to institute suit for the enforcement of any payment on any subordinated debentures when due.

     In addition, no such modification may reduce the percentage in principal amount of the subordinated debentures of the affected series, the consent of whose holders is required for any such modification or for any waiver provided for in the subordinated debt indenture.

     Prior to the acceleration of the maturity of any subordinated debentures, the holders, voting as one class, of a majority in total principal amount of the subordinated debentures with respect to which a default or event of default has occurred and is continuing, may, on behalf of the holders of all such affected subordinated debentures, waive any past default or event of default and its consequences, except a default or an event of default in respect of a covenant or provision of the applicable indenture or of any subordinated debenture which cannot be modified or amended without the consent of the holder of each subordinated debentures affected.

Defeasance, Covenant Defeasance and Discharge

     The subordinated debt indenture provides that, at the option of Consumers, Consumers will be discharged from all obligations in respect of the subordinated debentures of a particular series then outstanding (except for certain obligations to register the transfer of or exchange the subordinated debentures of such series, to replace stolen, lost or mutilated subordinated debentures of such series, to maintain paying agencies and to maintain the trust described below).

     If Consumers in each case irrevocably deposits in trust with the relevant trustee money, and/or securities backed by the full faith and credit of the United States which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the principal and interest on the subordinated debentures of such series on the stated maturities of such subordinated debentures in accordance with the terms thereof.

     To exercise this option, Consumers is required to deliver to the relevant trustee an opinion of independent counsel to the effect that the exercise of such option would not cause the holders of the subordinated debentures of such series to recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and such holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

TRUST PREFERRED SECURITIES

     Each trust may issue, on one or more occasion, trust preferred securities having terms described in the applicable prospectus supplement. The amended and restated Declaration of Trust of each trust will authorize the establishment of no more than one series of trust preferred securities, having such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such rights or restrictions as shall be set forth therein or otherwise established by the trustees pursuant thereto. Reference is made to the prospectus supplement relating to the trust preferred securities for specific terms, including:

     - the distinctive designation and the number of trust preferred securities to be offered which will represent undivided beneficial interests in the assets of the trust;

     - the annual distribution rate and the dates or date upon which such distributions will be paid, provided, however distributions on the trust preferred securities will be paid quarterly in arrears to holders of trust preferred securities as of a record date on which the trust preferred securities are outstanding;

     - whether distributions on trust preferred securities would be deferred during any deferral of interest payments on the debt securities, provided, however that no such deferral, including extensions, if any, may exceed 20 consecutive quarters nor extend beyond the stated maturity date of the debt securities, and at the end of any such deferrals, Consumers will make all interest payments then accrued or deferred and unpaid (including any compounded interest);

     - the amount of any liquidation preference;

     - the obligation, if any, of the trust to redeem trust preferred securities through the exercise of Consumers of an option on the corresponding debt securities and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities will be purchased or redeemed, in whole or in part, under to such obligation;

     - the period or periods within which and the terms and conditions, if any, including the price or prices or the rate or rates of conversion or exchange and the terms and conditions of any adjustments, upon which the trust preferred securities shall be convertible or exchangeable at the option of the holder of the trust preferred securities of other property or cash;

     - the voting rights, if any, of the trust preferred securities in addition to those required by law and in the amended and restated Declaration of Trust, or set forth under a Consumers' guarantee (as defined below);

     - the additional payments, if any, which the trust will pay as a distribution as necessary so that the net amounts reserved by the trust and distributable to the holders of the trust preferred securities, after all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) have been paid will not be less than the amount that would have been reserved and distributed by the trust, and the amount the holders of the trust preferred securities would have reserved, had no such taxes, duties, assessments or governmental charges been imposed;

     - the terms and conditions, if any, upon which the debt securities may be distributed to holders of trust preferred securities; and

     - any other relative rights, powers, preferences, privileges, limitations or restrictions of the trust preferred securities not inconsistent with the amended and restated Declaration of Trust or applicable law.

     All trust preferred securities offered hereby will be irrevocably guaranteed by Consumers, on a senior or subordinated basis, as applicable, and to the extent set forth below under "The Guarantees." Any applicable federal income tax considerations applicable to any offering of the trust preferred securities will be described in the prospectus supplement relating thereto. The total number of trust preferred securities which the trust shall have authority to issue will be pursuant to the terms of the amended and restated Declaration of Trust.

EFFECT OF OBLIGATIONS UNDER THE DEBT SECURITIES AND THE GUARANTEES

     As set forth in the amended and restated Declaration of Trust, the sole purpose of the trusts are to issue the common securities and the trust preferred securities evidencing undivided beneficial interests in the assets of each of the trusts, and to invest the proceeds from such issuance and sale to acquire directly the debt securities from Consumers.

     As long as payments of interest and other payments are made when due on the debt securities, such payments will be sufficient to cover distributions and payments due on the common securities and the trust preferred securities because of the following factors:

     - the total principal amount of debt securities will be equal to the sums of the total stated liquidation amount of the common securities and the trust preferred securities;

     - the interest rate and the interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the common securities and the trust preferred securities;

     - Consumers will pay all, and each trust shall not be obligated to pay, directly or indirectly, all its costs, expenses, debt and obligations (other than with respect to the common securities and the trust preferred securities); and

     - the amended and restated Declaration of Trust further provides that Consumers trustees will not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the trust.

     Payments of distributions (to the extent funds for distributions are available) and other payments due on the trust preferred securities (to the extent funds for other payments are available) are guaranteed by Consumers as and to the extent discussed under "The Guarantees" below. If Consumers does not make interest payments on the debt securities purchased by the trust, it is expected that the trusts will not have sufficient funds to pay distributions on the trust preferred securities. The Consumers guarantees do not apply to any payment of distributions unless and until the trusts have sufficient funds for the payment of distributions and other payments on the trust preferred securities only if and to the extent that Consumers has made a payment of interest or principal on the debt securities held by the trusts as their sole asset. The Consumers guarantees, when taken together with Consumers' obligations under the debt securities and the related indenture and its obligations under the applicable amended and restated Declaration of Trust, including its obligations to pay costs, expenses, debts and liabilities of the trust (other than with respect to the common securities and the trust preferred securities), provide a full and unconditional guarantee of amounts on the trust preferred securities.

     If Consumers fails to make interest or other payments on the debt securities when due (taking account of any extension period), the applicable amended and restated Declaration of Trust provide a mechanism whereby the holders of the trust preferred securities may direct a property trustee to enforce its rights under the debt securities. If a property trustee fails to enforce its rights under the debt securities, a holder of trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against Consumers to enforce a property trustee's rights under the debt securities without first instituting any legal proceeding against a property trustee or any other person or entity. Notwithstanding the foregoing, if an event of default has occurred and is continuing under the applicable amended and restated Declaration of Trust, and such event is attributable to the failure of Consumers to pay interest or principal on the debt securities on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of trust preferred securities may institute legal proceedings directly against Consumers to obtain payment. If Consumers fails to make payments under the guarantees, the guarantees provide a mechanism whereby the holders of the trust preferred securities may direct a guarantee trustee to enforce its rights thereunder. Any holder of trust preferred securities may institute a legal proceeding directly against Consumers to enforce a guarantee trustee's rights under a guarantee without first instituting a legal proceeding against the trust, the guarantee trustee, or any other person or entity.

THE GUARANTEES

     Set forth below is a summary of information concerning the guarantees that will be executed and delivered by Consumers for the benefit of the holders, from time to time, of the trust preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act of 1939. The Bank of New York will act as indenture trustee under the guarantees for the purpose of compliance with the provisions of the Trust Indenture Act of 1939. This summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the guarantees, which is filed as an exhibit to the Registration Statement of which this prospectus forms a part.

General

     Consumers will irrevocably agree to pay in full, on a senior or subordinated basis, as applicable, to the extent set forth herein, the guarantee payments (as described below) to the holders of the trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment. The following payments with respect to the trust preferred securities, to the extent not paid by or on behalf of the trust, will be subject to a guarantee by Consumers of:

          (1) any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds on hand available therefore at such time;

          (2) the redemption price with respect to any trust preferred securities called for redemption to the extent that the trust has funds on hand available therefore at such time; or

          (3) upon a voluntary or involuntary dissolution, winding up or liquidation of the trust (unless the debt securities are distributed to holders of the trust preferred securities), the lesser of (a) the liquidation distribution, to the extent that the trust has funds on hand available the distribution at such time, and (b) the amount of assets of the trust remaining available for distribution to holders of trust preferred securities.

     Consumers' obligation to make a guarantee payment may be satisfied by direct payment of the required amounts of Consumers to the holders of the trust preferred securities or by causing the trust to pay such amount to such holders.

     The Consumers guarantees will be irrevocable guarantees, on a senior or subordinated basis, as applicable, of the trust's obligations under the trust preferred securities, but will apply only to the extent that the trust has funds sufficient to make such payments, and are not guarantees of collection. If Consumers does not make interest payments on the debt securities held by the trust, the trust will not be able to pay distributions on the trust preferred securities and will not have funds legally available therefore.

     Consumers has, through the guarantees, the applicable amended and restated Declaration of Trust, the senior notes, the subordinated debentures, and the indentures, taken together, fully, irrevocably and unconditionally guaranteed all of the trust's obligations under the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities.

     Consumers has also agreed separately to irrevocably and unconditionally guarantee the obligations of the trust with respect to the common securities to the same extent as the guarantees of the preferred securities, except that upon the occurrence and during the continuation of a amended and restated Declaration of Trust Event of Default, holders of trust preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of Consumers

     Consumers will also covenant that it will not

          (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Consumers' capital stock or

          (2) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of Consumers that rank equal (in the case of subordinated debentures with or junior in the case of the senior and subordinated debentures) to the debt securities (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by Consumers where the payment is made by way of securities (including capital stock) that rank equal with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) payments under the Consumers guarantees of the trust securities, (c) as a result of a reclassification of Consumers' capital stock or the exchange or conversion of one series or class of Consumers' capital stock for another series or class of Consumers' capital stock and
     (d) the purchase of fractional interests in shares of Consumers' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) if at such time (1) there shall have occurred any event of which Consumers has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a event of default and (b) in respect of which Consumers shall not have taken reasonable steps to cure, (2) Consumers shall be in default with respect to its payment of any obligations under the guarantee or

          (3) Consumers shall have given notice of its selection of an extension period as provided in the indentures with respect to the debt securities and shall not have rescinded such notice, or such extension period, or any extension thereof, shall be continuing.

     Consumers also will covenant to:

          (1) maintain directly or indirectly 100% ownership of the common securities, provided that certain successors which are permitted pursuant to the indentures may succeed to Consumers' ownership of the common securities,

          (2) not voluntarily dissolve, wind-up or liquidate the trust, except:

             - in connection with a distribution of the debt securities to the holders of the trust preferred securities in liquidation of the trust, or

             - in connection with certain mergers, consolidations or
               amalgamations permitted by the amended and restated Declaration of Trust, and

          (3) use its reasonable efforts, consistent with the terms and provisions of the applicable amended and restated Declaration of Trust, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

Amendments and Assignment

     Except with respect to any changes which do not materially adversely affect the rights of holders of the trust preferred securities (in which case no vote will be required), the Consumers guarantees of the trust preferred securities may not be amended without the prior approval of the holders of not less than a majority in total liquidation amount of such outstanding trust preferred securities. All guarantees and agreements contained in the guarantees shall bind the successors, assigns, receivers, trustees and representatives of Consumers and shall inure to the benefit of the holders of the trust preferred securities then outstanding.

Termination of the Guarantees

     The Consumers guarantees of the trust preferred securities will terminate and be of no further force and effect upon full payment of the redemption price of the trust preferred securities, upon full payment of the amounts payable upon liquidation of the trust or upon distribution of the debt securities to the holders of the trust preferred securities in exchange for all of the trust preferred securities. The guarantees will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under such trust preferred securities or the guarantees.

Events of Default

     An event of default under a Consumers guarantee of the trust preferred securities will occur upon the failure of Consumers to perform any of its payment or other obligations thereunder. The holders of a majority in total liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to a guarantee trustee in respect of a guarantee or to direct the exercise of any trust or power conferred upon a guarantee trustee under the guarantees.

     If a guarantee trustee fails to enforce a Consumers guarantee of the trust preferred securities, any holder of the trust preferred securities may institute a legal proceeding directly against Consumers to enforce its rights under such guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. In addition, any record holder of trust preferred securities shall have the right, which is absolute and unconditional, to proceed directly against Consumers to obtain guarantee payments, without first waiting to determine if the guarantee trustee has enforced a guarantee or instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. Consumers has waived any right or remedy to require that any action be brought just against the trust, or any other person or entity before proceeding directly against Consumers.

Status of the Guarantees

     The Consumers guarantee of the trust preferred securities will constitute unsecured obligations of Consumers and will rank:

          (1) equal to or subordinate and junior in right of payment to all other liabilities of Consumers, as applicable,

          (2) equal with the most senior preferred stock now or hereafter issued by Consumers and with any guarantee now or hereafter entered into by Consumers in respect of any preferred or preference stock of any affiliate of Consumers, and

          (3) senior to Consumers' common stock.

     The Consumers guarantee of the trust preferred securities will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The guarantees will be held for the benefit of the holders of the trust preferred securities. The guarantees will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the debt securities to the holders of the trust preferred securities. The guarantees do not place a limitation on the amount of additional indebtedness that may be incurred by Consumers.

                              PLAN OF DISTRIBUTION

     Consumers and/or the trusts may sell the offered securities:

          (1) through the solicitation of proposals of underwriters or dealers to purchase the offered securities;

          (2) through underwriters or dealers on a negotiated basis;

          (3) directly to a limited number of purchasers or to a single purchaser; or

          (4) through agents.

     The prospectus supplement with respect to any offered securities will set forth the terms of such offering, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to Consumers and/or the trust from such sale; any underwriting discounts and commissions and other items constituting underwriters' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account and may be resold on one or more occasions in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering offered securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased.

     If dealers are utilized in the sale of offered securities, Consumers and/or the trusts will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating thereto.

     The offered securities may be sold directly by Consumers and/or the trusts or through agents designated by Consumers and/or the trusts from time to time. Any agent involved in the offer or sale of the offered securities in respect to which this prospectus is delivered will be named, and any commissions payable by Consumers and/or the trusts to such agent will be set forth, in the prospectus supplement relating thereto. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     The offered securities may be sold directly by Consumers and/or the trusts to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

     Agents, dealers and underwriters may be entitled under agreements with Consumers and/or the trusts to indemnification by Consumers and/or the trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for Consumers and/or the trust in the ordinary course of business.

     The offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for Consumers and/or the trusts. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with Consumers and/or the trusts to indemnification or contribution by Consumers and/or the trusts against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions or perform services for Consumers and its subsidiaries in the ordinary course of business.

     The offered securities may or may not be listed on a national securities exchange. Reference is made to the prospectus supplement with regard to such matter. No assurance can be given that there will be a market for any of the offered securities.

                                 LEGAL OPINIONS

     Opinions as to the legality of certain of the offered securities will be rendered for Consumers by Michael D. Van Hemert, Esq., Assistant General Counsel for CMS Energy Corporation, the parent of Consumers. Certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon on behalf of the trusts by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to the trusts. Certain United States federal income taxation matters may be passed upon for Consumers and the trust by either Theodore Vogel, Vice President and Tax Counsel for CMS Energy Corporation, or by special tax counsel to Consumers and of the trust, who will be named in the prospectus supplement. Certain legal matters with respect to offered securities will be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

     As of November 21, 2001, Mr. Van Hemert beneficially owned approximately 6,000 shares of CMS Energy Common Stock. As of November 21, 2001, an attorney currently employed by Skadden, Arps, Slate, Meagher & Flom LLP and formerly employed by CMS Energy, owned approximately 51,734 shares of CMS Common Stock, 10 shares of Consumers $4.50 series preferred stock, $100 per value and $50,000 aggregate principal amount of certain debt securities issued by CMS Energy. From time to time, Skadden, Arps, Slate, Meagher & Flom LLP has represented CMS Energy, the Company and their affiliates. As of November 21, 2001, Mr. Vogel beneficially owned approximately 8,000 shares of CMS Energy Common Stock.

                                    EXPERTS

     The consolidated financial statements and schedule of Consumers as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     With respect to the unaudited interim consolidated financial information for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate reports thereon state that they did not audit and they did not express an opinion on that interim consolidated financial information.

     Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act, for their reports on the unaudited interim consolidated financial information because these reports are not "reports" or a part of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

     Future consolidated financial statements of Consumers and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in giving those reports to the extent that said firm has audited said consolidated financial statements and consented to the use of their reports thereon.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                                                               AMOUNT
                                                              --------
Filing fee -- Securities and Exchange Commission............  $112,500
*Listing on New York Stock Exchange.........................
*Trustees expenses..........................................    15,000
*Printing and Engraving.....................................   200,000
*Services of counsel........................................    35,000
*Services of independent public accountants, Arthur Andersen
  LLP.......................................................    10,000
*Rating Agency Fees, Collateral Agent's and Purchase
  Contract Agent's Fees.....................................    68,000
*Blue Sky fees and expenses.................................    10,000
*Miscellaneous..............................................    10,000
                                                              --------
          Total.............................................  $560,500
                                                              ========

---------------

* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The following resolution was adopted by the Board of Directors of Consumers on May 6, 1987:

     RESOLVED: That effective March 1, 1987 the Company shall indemnify to the full extent permitted by law every person (including the estate, heirs and legal representatives of such person in the event of the decease, incompetency, insolvency or bankruptcy of such person) who is or was a director, officer, partner, trustee, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all liability, costs, expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement, incurred by or imposed upon the person connection with or resulting from any claim or any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, investigative or of whatever nature, arising from the person's service or capacity as, or by reason of the fact that the person is or was, a director, officer, partner, trustee, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation partnership, joint venture, trust or other enterprise. Such right of indemnification shall not be deemed exclusive of any other rights to which the person may be entitled under statute, bylaw, agreement, vote of shareholders or otherwise.

     Article XIII, Section 1 of Consumers Bylaws provides:

     The Company may purchase and maintain liability insurance, to the full extent permitted by law, on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity.

     Article V of Consumers Restated Articles of Incorporation reads:

     A director shall not be personally liable to the Company or its shareholders for monetary damages for breach of duty as a director except (i) for a breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of
Section 551(1) of the Michigan Business Corporation Act, and (iv) any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article V, and no modification to its provisions by law, shall apply to, or have any effect upon, the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.

     Article VI of Consumers Restated Articles of Incorporation reads:

     Each director and each officer of the Company shall be indemnified by the Company to the fullest extent permitted by law against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense of any proceeding in which he or she was or is a party or is threatened to be made a party by reason of being or having been a director or an officer of the Company. Such right of indemnification is not exclusive of any other rights to which such director or officer may be entitled under any now or thereafter existing statute, any other provision of these Articles, bylaw, agreement, vote of shareholders or otherwise. If Business Corporation Act of the State of Michigan is amended after approval by the shareholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of the State of Michigan, as so amended. Any repeal or modification of this Article VI by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

     Sections 561 through 569 of the Michigan Business Corporation Act provides Consumers with the power to indemnify directors, officers, employees and agents against certain expenses and payments, and to purchase and maintain insurance on behalf of directors, officers, employees and agents.

     Officers and directors are covered within specified monetary limits by insurance against certain losses arising from claims made by reason of their being directors or officers of Consumers or of Consumers' subsidiaries and Consumers' officers and directors are indemnified against such losses by reason of their being or having been directors or officers of another corporation, partnership, joint venture, trust or other enterprise at Consumers' request. In addition, Consumers has indemnified each of its present directors by contracts that contain affirmative provisions essentially similar to those in Sections 561 through 569 of the Michigan Business Corporation Act cited above.

     Officers and directors and Regular Trustees of the trust are covered within specified monetary limits by insurance against certain losses arising from claims made by reason of their being directors or officers of Consumers or of Consumers' subsidiaries and Consumers' officers and directors are indemnified against such losses by reason of their being or having been directors or officers of another corporation, partnership, joint venture, trust or other enterprise at Consumers' request. In addition, Consumers has indemnified each of its present directors by contracts that contain affirmative provisions essentially similar to those in sections 561 through 569 of the Michigan Business Corporation Act cited above.

     The amended and restated Declaration of Trust provides that to the fullest extent permitted by applicable law, Consumers shall indemnify and hold harmless each of the Trustees, any Affiliate of the Trustees, any officer, director, shareholder, employee, representative or agent of any Trustee and any employee or agent of the trust or its Affiliates (each a "Indemnified Person"), from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason the creation, operation or termination of the trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the amended and restated Declaration of Trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

     Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.

ITEM 16. EXHIBITS.

EXHIBIT
  NO.                                  DESCRIPTION
--------                               -----------
 *(1)(a)  --   Form of Underwriting Agreement with respect to the trust
               preferred securities. (Designated in Consumers' Registration
               Statement on Form S-3, dated October 20, 1999, File No.
               333-89363, as Exhibit (1)(a).)
 *(1)(b)  --   Form of Underwriting Agreement with respect to the offered securities (other than the trust preferred securities).
               (Designated in Consumers Registration Statement on Form S-3,
               dated June 7, 2001, File No. 333-62500 as Exhibit (1)(b).)
  (1)(c)  --   Underwriting agreement dated as of October 31, 2001 among
               Consumers Energy Company, Consumers Funding LLC and Morgan
               Stanley & Co. Incorporated on behalf of itself and as the
               representative of the several underwriters named therein.
 *(4)(a)  --   Restated Articles of Incorporation of Consumers. (Designated
               in Consumers' Form 10-K for the year ended December 31,
               2000, File No. 1-5611, as Exhibit (3)(c).)
 *(4)(b)  --   By-Laws of Consumers (Designated in Consumers' Form 10-K,
               for the year ended December 31, 1999, File No. 1-5611, as
               Exhibit (3)(d).)
 *(4)(c)  --   Indenture dated as of January 1, 1996 between Consumers
               Energy Company and The Bank of New York, as Trustee.
               (Designated in Consumers' Form 10-K for the year ended
               December 31, 1995, File No. 1-5611, as Exhibit (4)(b).)
          --   Indentures Supplemental thereto:
   *      --   First Supplemental Indenture dated as of January 18, 1996
               between Consumers Energy Company and The Bank of New York, as Trustee. (Designated in Consumers' Form 10-K for the year ended December 31, 1995, File No. 1-5611, as Exhibit
               (4)(b).)
   *      --   Second Supplemental Indenture dated as of September 4, 1997 between Consumers Energy Company and The Bank of New York, as Trustee. (Designated in Consumers' Form 10-Q for the
               quarter ended September 30, 1997, File No. 1-5611, as
               Exhibit (4)(a).)
   *      --   Third Supplemental Indenture dated as of November 4, 1999
               between Consumers Energy Company and The Bank of New York, as Trustee. (Designated in Consumers' Form 10-Q for the
               quarter ended September 30, 1999, File No. 1-5611, as
               Exhibit (4)(a).)
   *      --   Fourth Supplemental Indenture dated as of May 31, 2001
               between Consumers Energy Company and The Bank of New York, as Trustee. (Designated in Consumers' Form 10-Q for the
               quarter ended September 30, 2001, File No. 1-5611, as
               Exhibit (4)(a).)
 *(4)(d)  --   Indenture dated as of February 1, 1998 between Consumers
               Energy Company and The Chase Manhattan Bank, as Trustee.
               (Designated in Consumers' Form 10-K for the year ended
               December 31, 1997, File No. 1-5611, as Exhibit (4)(c).)
          --   Indentures Supplemental thereto:
   *      --   First Supplemental Indenture dated as of May 1, 1998 between
               Consumers Energy Company and The Chase Manhattan Bank, as
               Trustee. (Designated in Consumers' Form 10-Q for the quarter ended March 31, 1998, File No. 1-5611, as Exhibit (4)(a).)
   *      --   Second Supplemental Indenture dated as of June 15, 1998
               between Consumers Energy Company and The Chase Manhattan
               Bank, as Trustee. (Designated in Consumers Energy Company's
               Bank, as Trustee. (Designated in Consumers Energy Company's
               Registration Statement on Form S-4 dated July 13, 1998, File
               No. 333-58943, as Exhibit (4)(b).)
   *      --   Third Supplemental Indenture dated as of October 29, 1998
               between Consumers Energy Company and The Chase Manhattan
               Bank, as Trustee. (Designated in Consumers' Form 10-Q for
               the quarter ended September 30, 1998, File No. 1-5611, as
               Exhibit (4)(a).)

EXHIBIT
  NO.                                  DESCRIPTION
--------                               -----------
 *(4)(e)  --   Indenture dated as of September 1, 1945, between Consumers
               Energy Company and Chemical Bank (successor to Manufacturers
               Hanover Trust Company, as Trustee, including therein
               indentures supplemental thereto through the Forty-third
               supplemental Indenture dated as of May 1, 1979. (Designated
               In Consumers Energy Company's Registration Statement No.
               2-65973, as Exhibit (b)(1)-(4).)
          --   Indentures Supplemental thereto:
   *      --   Sixty-Eighth Supplement Indenture dated as June 15, 1993
               between Consumers Energy Company and Chemical Bank
               (successor to Manufacturers Hanover Trust Company, as
               Trustee. (Designated in Consumers File No. 33-41126, as
               Exhibit (4)(a).)
   *      --   Sixty-Ninth Supplement Indenture dated as of September 15,
               1993 between Consumers Energy Company and Chemical Bank
               (successor to Manufacturers Hanover Trust Company, as
               Trustee. (Designated in Consumers Form 8-K dated September
               21, 1993, File No. 1-5611, as Exhibit (4).)
   *      --   Seventieth Supplemental Indenture dated as of February 1,
               1998 between Consumers Energy Company and Chemical Bank
               (successor to Manufacturers Hanover Trust Company, as
               Trustee. (Designated in Form 10-K for year ended December
               31, 1997, File No. 1-5611, as Exhibit (4).)
   *      --   Seventy First Supplement Indenture dated as of March 1, 1998 between Consumers Energy Company and Chemical Bank
               (successor to Manufacturers Hanover Trust Company, as
               Trustee. (Designated in Form 10-K for year ended December
               31, 1997, File No. 1-5611, as Exhibit (4).)
   *      --   Seventy-Second Supplement Indenture dated as of May 1, 1998 between Consumers Energy Company and Chemical Bank
               (successor to Manufacturers Hanover Trust Company, as
               Trustee. (Designated in Form 10-Q for quarter ended March
               31, 1998, File No. 1-5611, as Exhibit (4)(b).)
   *      --   Seventy-Third Supplement Indenture dated as of June 15, 1998 between Consumers Energy Company and Chemical Bank
               (successor to Manufacturers Hanover Trust Company, as
               Trustee. (Designated in Form S-4 dated July 13, 1998, File
               No. 333-58943, as Exhibit (4)(d).)
   *      --   Seventy-Fourth Supplement Indenture dated as of October 29,
               1998 between Consumers Energy Company and Chemical Bank
               (successor to Manufacturers Hanover Trust Company, as
               Trustee. (Designated in Form 10-Q for quarter ended
               September 30, 1998, File No. 1-5611, as Exhibit (4)(b).)
   *      --   Seventy-Fifth Supplement Indenture dated as of October 1,
               1999 between Consumers Energy Company and Chemical Bank
               (successor to Manufacturers Hanover Trust Company, as
               Trustee. (Designated in Form 10-K for year ended December
               31, 1999, File No. 1-5611, as Exhibit (4)(b).)
   *      --   Seventy-Seventh Supplement Indenture dated as of October 1,
               1999 between Consumers Energy Company and Chemical Bank
               (successor to Manufacturers Hanover Trust Company, as
               Trustee. (Designated in Form 10-K for year ended December
               31, 1999, File No. 1-5611, as Exhibit (4)(d).)
   *      --   Seventy-Eighth Supplement Indenture dated as of March 15,
               2000 between Consumers Energy Company and Chemical Bank
               (successor to Manufacturers Hanover Trust Company, as
               Trustee. (Designated in Form 10-K for year ended December
               31, 2000, File No. 1-5611, as Exhibit (4)(b).)
   *      --   Seventy-Ninth Supplement Indenture date as of September 26,
               2001 between Consumers Energy Company and The Chase
               Manhattan Bank, as Trustee. (Designated in Form 10-Q for the
               quarter ended September 30, 2001, File No. 1-5611, as
               Exhibit (4)(b).)

EXHIBIT
  NO.                                  DESCRIPTION
--------                               -----------
 *(4)(f)  --   Instruments defining the rights of security holders,
               including indentures. Consumers Energy Company hereby agrees to furnish to the SEC upon request a copy of any Instrument covering securities the amount of which does not exceed 10%
               of the total assets of Consumers Energy Company and its
               subsidiaries on a consolidated basis. (Designated in
               Consumers' Registration Statement on Form S-3, dated October
               20, 1999, File No. 333-89363, as Exhibit (4)(f).)
  (4)(g)  --   Certificate of Trust of Consumers Energy Company Financing V
  (4)(h)  --   Certificate of Trust of Consumers Energy Company Financing
               VI
 *(4)(i)  --   Form of Amended and Restated Declaration of Trust
               (Designated in Consumers' Registration Statement on Form
               S-3, dated October 20, 1999, File No. 333-89363, as Exhibit
               (4)(i).)
 *(4)(j)  --   Form of Supplemental Indenture to be used with the
               Subordinated Debentures issued in connection with the
               Preferred Securities (Designated in Consumers' Registration
               Statement on Form S-3, dated October 20, 1999, File No.
               333-89363, as Exhibit (4)(j).)
 *(4)(k)  --   Form of Subordinated Debenture (included in (4)(j))
 *(4)(l)  --   Form of Trust Preferred Security (included in (4)(i))
 *(4)(m)  --   Form of Preferred Securities Guarantee Agreement (Designated
               in Consumers' Registration Statement on Form S-3, dated
               October 20, 1999, File No. 333-89363, as Exhibit (4)(m).)
 *(4)(n)  --   Form of Common Securities Guarantee Agreement (Designated in
               Consumers' Registration Statement on Form S-3, dated October
               20, 1999, File No. 333-89363, as Exhibit (4)(n).)
 *(4)(o)  --   Form of Senior Debenture (included in (4)(d)).
  (4)(p)  --   Indenture dated as of November 8, 2001 between Consumers
               Funding LLC and The Bank of New York
  (4)(q)  --   Series Supplement dated as of November 8, 2001 between
               Consumers Funding and the Bank of New York
  (5)(a)  --   Opinion of Michael D. VanHemert, Assistant General Counsel
               for CMS Energy
  (5)(b)  --   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
               regarding the legality of the trust preferred securities of
               Consumers Energy Company Financing V
  (5)(c)  --   Opinion of regarding the Skadden, Arps, Slate, Meagher &
               Flom LLP legality of the trust preferred securities of
               Consumers Energy Company Financing VI (included in Exhibit
               (5)(b))
 (10)(a)  --   Sales agreement dated as of November 8, 2001 between
               Consumers Energy Company and Consumers Funding LLC.
 (10)(b)  --   Servicing agreement dated as of November 8, 2001 between
               Consumers Funding LLC and Consumers Energy Company
 (10)(c)  --   Intercreditor agreement dated as of November 8, 2001 among
               Canadian Imperial Bank of Commerce, Asset Securitization
               Cooperative Corporation, The Bank of New York, Consumers
               Funding LLC and Consumers Energy Company
 (12)     --   Statement regarding computation of ratios of earnings to
               fixed charges and ratios of earnings to fixed charges and
               preferred stock dividends
 (15)     --   Letter re unaudited interim financial information
 (23)(a)  --   Consent of Michael D. VanHemert, Assistant General Counsel
               for CMS Energy (included in Exhibit (5)(a) above)

EXHIBIT
  NO.                                  DESCRIPTION
--------                               -----------
 (23)(b)  --   Consent of Skadden, Arps, Slate, Meagher & Flom LLP
               (included in Exhibit (5)(b) and (5)(c) above)
 (23)(c)  --   Consent of Arthur Andersen, LLP
 (24)     --   Powers of Attorney
 (25)(a)  --   Statement of Eligibility and Qualification of The Chase
               Manhattan Bank (Senior Note Trustee of Consumers Energy
               Company)
 (25)(b)  --   Statement of Eligibility and Qualification of the Bank of
               New York (Subordinated Notes Trustee of Consumers Energy
               Company)
 (25)(c)  --   Statement of Eligibility of Property Trustee of Consumers
               Energy Company Financing V
 (25)(d)  --   Statement of Eligibility of Property Trustee of Consumers
               Energy Company Financing VI
 (25)(e)  --   Statement of Eligibility of Preferred Guarantee Trustee of
               Consumers Energy Company Financing V
 (25)(f)  --   Statement of Eligibility of the Preferred Guarantee Trustee
               of Consumers Energy Financing VI

---------------

 *  Previously filed

ITEM 17. UNDERTAKINGS.

     The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the total, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the total, the changes in volume and price represent no more than a 20% change in the maximum total offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that as claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and be governed by the final adjudication of such issue.

     (6) That (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, and State of Michigan, on the 19th day of November, 2001.

                                          Consumers Energy Company

                                          By: /s/ ALAN M. WRIGHT
                                            ------------------------------------
                                                       Alan M. Wright
                                                 Executive Vice President,
                                                Chief Financial Officer and
                                                Chief Administrative Officer

     Pursuant to the requirements of the Securities Act of 1933, this Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the 19th day of November 2001.

                   NAME                                      TITLE
                   ----                                      -----
(i) Principal executive officer:

      /s/ WILLIAM T. MCCORMICK, JR.                          Chairman of the Board and Chief Executive
------------------------------------------                     Officer
        William T. McCormick, Jr.

(ii) Principal financial officer:

            /s/ ALAN M. WRIGHT                               Executive Vice President,
------------------------------------------                     Chief Financial Officer and
              Alan M. Wright                                   Chief Administrative Officer

(iii) Controller or principal accounting officer:

             /s/ DENNIS DAPRA                                Senior Vice President, Accounting and
------------------------------------------                     Regulatory Affairs
               Dennis DaPra

                    *                                        Director
------------------------------------------
        William T. McCormick, Jr.

                    *                                        Director
------------------------------------------
             (John M. Deutch)

                    *                                        Director
------------------------------------------
          (James J. Duderstadt)

                    *                                        Director
------------------------------------------
          (Kathleen R. Flaherty)

                    *                                        Director
------------------------------------------
             (Earl D. Holton)

                    *                                        Director
------------------------------------------
             (David W. Joos)

                    *                                        Director
------------------------------------------
           (William U. Parfet)

                   NAME                                      TITLE
                   ----                                      -----
                    *                                        Director
------------------------------------------
            (Percy A. Pierre)

                    *                                        Director
------------------------------------------
             (Kenneth L. Way)

                    *                                        Director
------------------------------------------
            (Kenneth Whipple)

                    *                                        Director
------------------------------------------
            (John B. Yasinsky)

By: /s/ ALAN M. WRIGHT
-----------------------------------------
    Alan M. Wright
    Attorney in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Consumers Energy Company Financing V certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Michigan, on the 21st day of November, 2001.

                                        CONSUMERS ENERGY COMPANY FINANCING V

                                        By: /s/ ALAN M. WRIGHT
                                           -------------------------------------
                                            Alan M. Wright, Trustee

                                        By: /s/ THOMAS A. MCNISH
                                           -------------------------------------
                                            Thomas A. McNish, Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Consumers Energy Company Financing VI certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Michigan, on the 21st day of November, 2001.

                                        CONSUMERS ENERGY COMPANY FINANCING VI

                                        By: /s/ ALAN M. WRIGHT
                                           -------------------------------------
                                            Alan M. Wright, Trustee

                                        By: /s/ THOMAS A. MCNISH
                                           -------------------------------------
                                            Thomas A. McNish, Trustee

                                 EXHIBIT INDEX

EXHIBIT
  NO.                                  DESCRIPTION
--------                               -----------
 *(1)(a)  --   Form of Underwriting Agreement with respect to the trust
               preferred securities. (Designated in Consumers' Registration
               Statement on Form S-3, dated October 20, 1999, File No.
               333-89363, as Exhibit (1)(a).)
 *(1)(b)  --   Form of Underwriting Agreement with respect to the offered securities (other than the trust preferred securities).
               (Designated in Consumers Registration Statement on Form S-3,
               dated June 7, 2001, File No. 333-62500 as Exhibit (1)(b).)
  (1)(c)  --   Underwriting agreement dated as of October 31, 2001 among
               Consumers Energy Company, Consumers Funding LLC and Morgan
               Stanley & Co. Incorporated on behalf of itself and as the
               representative of the several underwriters named therein.
 *(4)(a)  --   Restated Articles of Incorporation of Consumers. (Designated
               in Consumers' Form 10-K for the year ended December 31,
               2000, File No. 1-5611, as Exhibit (3)(c).)
 *(4)(b)  --   By-Laws of Consumers (Designated in Consumers' Form 10-K,
               for the year ended December 31, 1999, File No. 1-5611, as
               Exhibit (3)(d).)
 *(4)(c)  --   Indenture dated as of January 1, 1996 between Consumers
               Energy Company and The Bank of New York, as Trustee.
               (Designated in Consumers' Form 10-K for the year ended
               December 31, 1995, File No. 1-5611, as Exhibit (4)(b).)
          --   Indentures Supplemental thereto:
   *      --   First Supplemental Indenture dated as of January 18, 1996
               between Consumers Energy Company and The Bank of New York, as Trustee. (Designated in Consumers' Form 10-K for the year ended December 31, 1995, File No. 1-5611, as Exhibit
               (4)(b).)
   *      --   Second Supplemental Indenture dated as of September 4, 1997 between Consumers Energy Company and The Bank of New York, as Trustee. (Designated in Consumers' Form 10-Q for the
               quarter ended September 30, 1997, File No. 1-5611, as
               Exhibit (4)(a).)
   *      --   Third Supplemental Indenture dated as of November 4, 1999
               between Consumers Energy Company and The Bank of New York, as Trustee. (Designated in Consumers' Form 10-Q for the
               quarter ended September 30, 1999, File No. 1-5611, as
               Exhibit (4)(a).)
   *      --   Fourth Supplemental Indenture dated as of May 31, 2001
               between Consumers Energy Company and The Bank of New York, as Trustee. (Designated in Form 10-Q for the quarter ended
               September 30, 2001, File No. 1-5611, as Exhibit (4)(a).)
 *(4)(d)  --   Indenture dated as of February 1, 1998 between Consumers
               Energy Company and The Chase Manhattan Bank, as Trustee.
               (Designated in Consumers' Form 10-K for the year ended
               December 31, 1997, File No. 1-5611, as Exhibit (4)(c).)
          --   Indentures Supplemental thereto:
   *      --   First Supplemental Indenture dated as of May 1, 1998 between
               Consumers Energy Company and The Chase Manhattan Bank, as
               Trustee. (Designated in Consumers' Form 10-Q for the quarter ended March 31, 1998, File No. 1-5611, as Exhibit (4)(a).)
   *      --   Second Supplemental Indenture dated as of June 15, 1998
               between Consumers Energy Company and The Chase Manhattan
               Bank, as Trustee. (Designated in Consumers Energy Company's
               Bank, as Trustee. (Designated in Consumers Energy Company's
               Registration Statement on Form S-4 dated July 13, 1998, File
               No. 333-58943, as Exhibit (4)(b).)
   *      --   Third Supplemental Indenture dated as of October 29, 1998
               between Consumers Energy Company and The Chase Manhattan
               Bank, as Trustee. (Designated in Consumers' Form 10-Q for
               the quarter ended September 30, 1998, File No. 1-5611, as
               Exhibit (4)(a).)

EXHIBIT
  NO.                                  DESCRIPTION
--------                               -----------
 *(4)(e)  --   Indenture dated as of September 1, 1945, between Consumers
               Energy Company and Chemical Bank (successor to Manufacturers
               Hanover Trust Company, as Trustee, including therein
               indentures supplemental thereto through the Forty-third
               supplemental Indenture dated as of May 1, 1979. (Designated
               In Consumers Energy Company's Registration Statement No.
               2-65973, as Exhibit (b)(1)-(4).)
          --   Indentures Supplemental thereto:
   *      --   Sixty-Eighth Supplement Indenture dated as June 15, 1993
               between Consumers Energy Company and Chemical Bank
               (successor to Manufacturers Hanover Trust Company, as
               Trustee. (Designated in Consumers File No. 33-41126, as
               Exhibit (4)(a).)
   *      --   Sixty-Ninth Supplement Indenture dated as of September 15,
               1993 between Consumers Energy Company and Chemical Bank
               (successor to Manufacturers Hanover Trust Company, as
               Trustee. (Designated in Consumers Form 8-K dated September
               21, 1993, File No. 1-5611, as Exhibit (4).)
   *      --   Seventieth Supplemental Indenture dated as of February 1,
               1998 between Consumers Energy Company and Chemical Bank
               (successor to Manufacturers Hanover Trust Company, as
               Trustee. (Designated in Form 10-K for year ended December
               31, 1997, File No. 1-5611, as Exhibit (4).)
   *      --   Seventy First Supplement Indenture dated as of March 1, 1998 between Consumers Energy Company and Chemical Bank
               (successor to Manufacturers Hanover Trust Company, as
               Trustee. (Designated in Form 10-K for year ended December
               31, 1997, File No. 1-5611, as Exhibit (4).)
   *      --   Seventy-Second Supplement Indenture dated as of May 1, 1998 between Consumers Energy Company and Chemical Bank
               (successor to Manufacturers Hanover Trust Company, as
               Trustee. (Designated in Form 10-Q for quarter ended March
               31, 1998, File No. 1-5611, as Exhibit (4)(b).)
   *      --   Seventy-Third Supplement Indenture dated as of June 15, 1998 between Consumers Energy Company and Chemical Bank
               (successor to Manufacturers Hanover Trust Company, as
               Trustee. (Designated in Form S-4 dated July 13, 1998, File
               No. 333-58943, as Exhibit (4)(d).)
   *      --   Seventy-Fourth Supplement Indenture dated as of October 29,
               1998 between Consumers Energy Company and Chemical Bank
               (successor to Manufacturers Hanover Trust Company, as
               Trustee. (Designated in Form 10-Q for quarter ended
               September 30, 1998, File No. 1-5611, as Exhibit (4)(b).)
   *      --   Seventy-Fifth Supplement Indenture dated as of October 1,
               1999 between Consumers Energy Company and Chemical Bank
               (successor to Manufacturers Hanover Trust Company, as
               Trustee. (Designated in Form 10-K for year ended December
               31, 1999, File No. 1-5611, as Exhibit (4)(b).)
   *      --   Seventy-Seventh Supplement Indenture dated as of October 1,
               1999 between Consumers Energy Company and Chemical Bank
               (successor to Manufacturers Hanover Trust Company, as
               Trustee. (Designated in Form 10-K for year ended December
               31, 1999, File No. 1-5611, as Exhibit (4)(d).)
   *      --   Seventy-Eighth Supplement Indenture dated as of March 15,
               2000 between Consumers Energy Company and Chemical Bank
               (successor to Manufacturers Hanover Trust Company, as
               Trustee. (Designated in Form 10-K for year ended December
               31, 2000, File No. 1-5611, as Exhibit (4)(b).)
   *      --   Seventy-Ninth Supplement Indenture date as of September 26,
               2001 between Consumers Energy Company and The Chase
               Manhattan Bank, as Trustee. (Designated in Form 10-Q for the
               quarter ended September 30, 2001, File No. 1-5611, as
               Exhibit (4)(b).)

EXHIBIT
  NO.                                  DESCRIPTION
--------                               -----------
 *(4)(f)  --   Instruments defining the rights of security holders,
               including indentures. Consumers Energy Company hereby agrees to furnish to the SEC upon request a copy of any Instrument covering securities the amount of which does not exceed 10%
               of the total assets of Consumers Energy Company and its
               subsidiaries on a consolidated basis. (Designated in
               Consumers' Registration Statement on Form S-3, dated October
               20, 1999, File No. 333-89363, as Exhibit (4)(f).)
  (4)(g)  --   Certificate of Trust of Consumers Energy Company Financing V
  (4)(h)  --   Certificate of Trust of Consumers Energy Company Financing
               VI
 *(4)(i)  --   Form of Amended and Restated Declaration of Trust
               (Designated in Consumers' Registration Statement on Form
               S-3, dated October 20, 1999, File No. 333-89363, as Exhibit
               (4)(i).)
 *(4)(j)  --   Form of Supplemental Indenture to be used with the
               Subordinated Debentures issued in connection with the
               Preferred Securities (Designated in Consumers' Registration
               Statement on Form S-3, dated October 20, 1999, File No.
               333-89363, as Exhibit (4)(j).)
 *(4)(k)  --   Form of Subordinated Debenture (included in (4)(j))
 *(4)(l)  --   Form of Trust Preferred Security (included in (4)(i))
 *(4)(m)  --   Form of Preferred Securities Guarantee Agreement (Designated
               in Consumers' Registration Statement on Form S-3, dated
               October 20, 1999, File No. 333-89363, as Exhibit (4)(m).)
 *(4)(n)  --   Form of Common Securities Guarantee Agreement (Designated in
               Consumers' Registration Statement on Form S-3, dated October
               20, 1999, File No. 333-89363, as Exhibit (4)(n).)
 *(4)(o)  --   Form of Senior Debenture (included in (4)(d)).
  (4)(p)  --   Indenture dated as of November 8, 2001 between Consumers
               Funding LLC and The Bank of New York
  (4)(q)  --   Series Supplement dated as of November 8, 2001 between
               Consumers Funding and the Bank of New York
  (5)(a)  --   Opinion of Michael D. VanHemert, Assistant General Counsel
               for CMS Energy
  (5)(b)  --   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
               regarding the legality of the trust preferred securities of
               Consumers Energy Company Financing V
  (5)(c)  --   Opinion of regarding the Skadden, Arps, Slate, Meagher &
               Flom LLP legality of the trust preferred securities of
               Consumers Energy Company Financing VI (included in Exhibit
               (5)(b))
 (10)(a)  --   Sales agreement dated as of November 8, 2001 between
               Consumers Energy Company and Consumers Funding LLC.
 (10)(b)  --   Servicing agreement dated as of November 8, 2001 between
               Consumers Funding LLC and Consumers Energy Company
 (10)(c)  --   Intercreditor agreement dated as of November 8, 2001 among
               Canadian Imperial Bank of Commerce, Asset Securitization
               Cooperative Corporation, The Bank of New York, Consumers
               Funding LLC and Consumers Energy Company
 (12)     --   Statement regarding computation of ratios of earnings to
               fixed charges and ratios of earnings to fixed charges and
               preferred stock dividends
 (15)     --   Letter re unaudited interim financial information
 (23)(a)  --   Consent of Michael D. VanHemert, Assistant General Counsel
               for CMS Energy (included in Exhibit (5)(a) above)

EXHIBIT
  NO.                                  DESCRIPTION
--------                               -----------
 (23)(b)  --   Consent of Skadden, Arps, Slate, Meagher & Flom LLP
               (included in Exhibit (5)(b) and (5)(c) above)
 (23)(c)  --   Consent of Arthur Andersen, LLP
 (24)     --   Powers of Attorney
 (25)(a)  --   Statement of Eligibility and Qualification of The Chase
               Manhattan Bank (Senior Note Trustee of Consumers Energy
               Company)
 (25)(b)  --   Statement of Eligibility and Qualification of the Bank of
               New York (Subordinated Notes Trustee of Consumers Energy
               Company)
 (25)(c)  --   Statement of Eligibility of Property Trustee of Consumers
               Energy Company Financing V
 (25)(d)  --   Statement of Eligibility of Property Trustee of Consumers
               Energy Company Financing VI
 (25)(e)  --   Statement of Eligibility of Preferred Guarantee Trustee of
               Consumers Energy Company Financing V
 (25)(f)  --   Statement of Eligibility of the Preferred Guarantee Trustee
               of Consumers Energy Financing VI

---------------

 *  Previously filed